UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2023

ALPHABET INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37580	61-1767919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GOOGL	Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Class C Capital Stock, $0.001 par value	GOOG	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2023, the Leadership Development, Inclusion and Compensation Committee (“LDICC”) of the Board of Directors of Alphabet Inc. (“Alphabet”) approved equity awards for the following executive officers: Ruth Porat, Senior Vice President, Chief Financial Officer, Alphabet and Google LLC (“Google”); Prabhakar Raghavan, Senior Vice President, Knowledge and Information, Google; Philipp Schindler, Senior Vice President, Chief Business Officer, Google; and Kent Walker, President, Global Affairs, Chief Legal Officer and Secretary, Alphabet and Google. The equity awards, which are expected to be granted on May 3, 2023 (the first Wednesday of the month following LDICC approval), are as follows:

•	Ms. Porat will be granted one tranche of performance stock units (“PSUs”) with a target value of $5,000,000, and one tranche of restricted stock units (“GSUs”) in the amount of $18,000,000.

•	Mr. Raghavan will be granted one tranche of PSUs with a target value of $12,000,000, and one tranche of GSUs in the amount of $23,000,000.

•	Mr. Schindler will be granted one tranche of PSUs with a target value of $12,000,000, and one tranche of GSUs in the amount of $23,000,000.

•	Mr. Walker will be granted one tranche of PSUs with a target value of $5,000,000, and one tranche of GSUs in the amount of $18,000,000.

The number of PSUs represented by the target value will be calculated by dividing the target value by the average closing price of Alphabet’s Class C capital stock during the month of April 2023 (the “Average Closing Price”) and rounding up the next full unit. The PSUs will vest, if at all, based on the Total Shareholder Return performance of Alphabet relative to the companies comprising the S&P 100 over a 2023-2025 performance period, subject to continued employment. Depending upon performance, the number of PSUs that vest will range from 0%-200% of target. Upon vesting, each PSU will entitle the grantee to receive one share of Alphabet’s Class C capital stock. Upon termination of employment by reason of death, unvested PSUs will immediately vest, as though target performance had been achieved (or based on actual performance if the performance period ended prior to death), and be settled in shares of Alphabet’s Class C capital stock. Upon termination of employment by Alphabet without cause, PSUs will vest based on actual performance, but will be prorated based on the number of calendar days in the performance period the grantee performed services and any remaining unvested PSUs will be forfeited. The PSUs are subject to the terms and conditions of Alphabet’s Amended and Restated 2021 Stock Plan. The foregoing description is only a summary of the terms of the PSU award and is qualified in its entirety by reference to the full text of the PSU Agreement, which will be filed as an exhibit to Alphabet’s Form 10-Q.

The number of GSUs comprising the grant will be calculated by dividing the equity award amount by the Average Closing Price. These GSUs will vest as follows: 1/6th will vest on June 25, 2023 and an additional 1/12th will vest quarterly thereafter until fully vested, in each case subject to continued employment. Upon vesting, each GSU will entitle the grantee to receive one share of Alphabet’s Class C capital stock. Upon termination of employment by reason of death, all unvested GSUs will immediately vest in full and be settled in shares of Alphabet’s Class C capital stock. All GSUs are subject to the terms and conditions of Alphabet’s Amended and Restated 2021 Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.

Date: April 21, 2023	/s/ Kathryn W. Hall
Kathryn W. Hall Assistant Secretary